UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2026

MASSIMO GROUP
(Exact name of registrant as specified in its charter)

Nevada	001-41994	92-0790263
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3101 W Miller Road Garland, TX	75041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 866-403-5272

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MAMO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointment of Chief Financial Officer

On March 3, 2026, Massimo Group (the “Company”) announced that the Board of Directors (the “Board”) appointed Crystal Mingqui Xu as the Company’s Chief Financial Officer, effective as of March 2, 2026.

Ms. Xu, age 46, is a seasoned finance executive with more than 23 years of experience in financial management, accounting, audit and public company compliance work. With deep expertise in SEC reporting, SOX compliance, PCAOB audits, internal controls and corporate governance, Ms. Xu has extensive background supporting Nasdaq-listed companies across technology, healthcare marketing, education, telecommunications, and blockchain-related industries.

Prior to joining the Company, Ms. Xu served as Financial Controller of Haoxi Health Technology Limited (Nasdaq: HAO), a Nasdaq-listed online marketing solutions provider, from July 2021 to June 2025, where she assisted the Chief Financial Officer in overseeing financial management, SEC reporting, internal controls, and coordination with external auditors. From July 2016 to May 2021, Ms. Xu served as Financial Director of Ebang International Holdings Inc. (Nasdaq: EBON), a Nasdaq-listed Bitcoin mining machine company, where she was responsible for financial reporting, audit coordination, and public company compliance. From February 2011 to June 2016, Ms. Xu served in various financial roles at Hailiang Education Group Inc., a formerly Nasdaq-listed education company, ultimately as Assistant to the Chief Financial Officer, supporting financial management, budgeting, and internal control improvements. In addition, Ms. Xu served as a senior audit manager at Marcum Bernstein & Pinchuk LLP from March 2009 to December 2010; was senior compliance manager at UTStarcom Holdings Corp. (Nasdaq: UTSI) from July 2008 to January 2009; and was an audit manager at KPMG from January 2006 to July 2008. Ms. Xu holds a Bachelor’s degree in Finance from Guangdong University of Foreign Studies.

There are no family relationships between Ms. Xu and any director, executive officer or persons nominated or chosen to be a director or executive officer. There are no related party transactions between the Company and Ms. Xu that would require disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended, and there is no arrangement or understanding between Ms. Xu and any other person pursuant to which she was selected to serve as the Chief Financial Officer of the Company.

In connection with Ms. Xu’s appointment as Chief Financial Officer, the Company and Ms. Xu entered into an employment agreement (the “Employment Agreement”). Pursuant to the Employment Agreement, Ms. Xu will receive an annual base salary of $100,000. Ms. Xu may be eligible for discretionary bonuses as determined by the Company from time to time and she is eligible to participate in the Company benefit plans, subject to plan terms and availability.

The foregoing is a summary only and does not purport to be complete. It is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit Number	Description
10.1	Employment Agreement, effective March 2, 2026, between the Company and Crystal Mingqui Xu
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: March 3, 2026	MASSIMO GROUP

	By:	/s/ David Shan
	Name:	David Shan
	Title:	Chief Executive Officer

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